EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

I, Louis E. Ryan, Chief Executive Officer and Chief Financial Officer of St. Bernard Software, Inc., do hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1) the Company's Amended Annual Report on Form 10-K/A for the year ended December 31, 2008 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1034 as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer,
Chief Financial Officer, and
Chairman of the Board of Directors